Exhibit 10.1

AMENDMENT NO. 2

Dated as of March 21, 2014

to

CREDIT AGREEMENT

Dated as of February 6, 2013

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of March 21, 2014 by and among API Technologies Corp., a Delaware corporation (the “Borrower”), the Lenders party hereto and Guggenheim Corporate Funding, LLC, as Agent for each member of the Lender Group (in such capacity, together with its successors and assigns, the “Agent”), under that certain Credit Agreement, dated as of February 6, 2013, by and among the Borrower, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that (a) the Lenders and the Agent agree to certain amendments to the Credit Agreement and (b) certain Lenders (the “Incremental Lenders”) make a term loan in an aggregate principal amount equal to $55 million (the “Incremental Term Loan”);

WHEREAS, (a) the Borrower, the Lenders party hereto and the Agent have agreed to such amendments and (b) the Incremental Lenders have agreed to provide their Pro Rata Share of the Incremental Term Loan, in each case, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Agent hereby agree to enter into this Amendment.

1. Incremental Term Loan. Subject to the terms and conditions of this Amendment, on the Amendment No. 2 Effective Date (as defined below), each Incremental Lender agrees (severally, not jointly or jointly and severally) to make the Incremental Term Loan to Borrower in an amount equal to 99% of such Incremental Lender’s commitment as set forth in Annex I hereto. Notwithstanding the fact that the Incremental Term Loan may be issued at a discount, all payments and calculations hereunder shall be based on the aggregate amount of the Incremental Term Loan. Notwithstanding anything to the contrary in the Credit Agreement, each Lender hereby consents to the incurrence of the Incremental Term Loan and for the Incremental Term Loan to be treated in the same manner as the Term Loan made on the Closing Date for all purposes of the Credit Agreement and references to Term Loan and Term Loan Amount shall be deemed to include the Incremental Term Loan, except as expressly provided herein to the contrary. For the avoidance of doubt, the Incremental Term Loan shall have the same maturity date as the Term Loan and shall share ratably in all mandatory and optional prepayments, including, without limitation, amortization based on the “Amortization Percentage” for each Fiscal Quarter. The Incremental Term Loan shall be made in the same manner as described in Section 2.3 of the Credit Agreement.

2. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) The definition of “Prepayment Premium” set forth in Schedule 1.1 of the Credit Agreement is restated in its entirety as follows:

“Prepayment Premium” means with respect to prepayment pursuant to Section 2.4(d), Section 2.4(e)(i), Section 2.4(e)(ii) and Section 2.4(e)(iv) of the Agreement:

(a) with respect to the Term Loan (other than the Incremental Term Loan),

(i) from and after October 10, 2013 through October 10, 2014, 3.0% of the Term Loan Amount prepaid; provided, however, any prepayment in connection with a Change in Control or a sale of all or substantially all of the assets of Borrower and its Subsidiaries prior to April 10, 2014, such Prepayment Premium will be 1.5% of the Term Loan Amount prepaid;

(ii) after October 10, 2014 through October 10, 2015, 2.0% of the Term Loan Amount prepaid;

(iii) after October 10, 2015 through October 10, 2016, 1.0% of the Term Loan Amount prepaid; and

(iv) after October 10, 2016, 0.0% of the Term Loan Amount prepaid.

(b) with respect to the Incremental Term Loan,

(i) from and after March 21, 2014 through September 21, 2014, 3% of the Incremental Term Loan prepaid; provided, that such amount shall be 0% for any prepayment of the Incremental Term Loan which results in the payment in full of all Term Loans (including the Incremental Term Loan) and which is not in connection with a Change of Control or a sale of all or substantially all of the assets of borrower and its Subsidiaries;

(ii) from and after September 21, 2014 through October 10, 2014, 3.0% of the Incremental Term Loan prepaid;

(iii) after October 10, 2014 through October 10, 2015, 2.0% of the Incremental Term Loan prepaid;

(iv) after October 10, 2015 through October 10, 2016, 1.0% of the Incremental Term Loan prepaid; and

(v) after October 10, 2016, 0.0% of the Incremental Term Loan prepaid.

(b) Schedule 1.1 of the Credit Agreement is amended to include the following new definitions alphabetically therein:

“Amendment No. 2” means that certain Amendment No. 2 to the Credit Agreement, dated as of the Amendment No. 2 Effective Date, by which the Lenders agreed to amend certain provisions of the Credit Agreement and certain Lenders agreed to advance the Borrower the Incremental Term Loan.”

“Amendment No. 2 Effective Date” means March 21, 2014.

“Incremental Term Loan” means a term loan in an aggregate principal amount equal to $55 million made to the Borrower on the Amendment No. 2 Effective Date on the terms and conditions set forth in Amendment No. 2.”

(c) Section 2.4(e)(ii) of the Credit Agreement shall be restated in its entirety as follows:

“Within three (3) Business Days of the date of receipt by Borrower or any of its Subsidiaries of the Net Cash Proceeds in an amount greater than $100,000 resulting from any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of assets in a single transaction or any series of related transactions (including, for the avoidance of doubt, any Net Cash Proceeds from any Sale Leaseback transaction and including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a) through (f) and (i) through (n) of the definition of Permitted Dispositions), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of fixed assets, capital assets or assets similar to the ones being sold, in each case, useful in the business of Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days (or (i) 365 days in the case of any involuntary disposition resulting from a casualty loss or condemnation or (ii) an additional 180 days in the case of any replacement, purchase, or construction that is made to a binding contract entered into during the initial 180-day period) after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement, purchase or construction of the assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f); provided, further, that neither Borrower nor any of its Subsidiaries shall have the right to use such Net Cash Proceeds (unless such Net Cash Proceeds result from casualty losses or condemnations) to make such replacements, purchases, or construction in excess of $1,000,000 in any given fiscal year. Nothing contained in this Section 2.4(e)(ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.”

(d) Section 2.4(f) of the Credit Agreement shall be restated in its entirety as follows:

Application of Payments. In connection with any prepayment pursuant to Section 2.4(d), Section 2.4(e)(i), Section 2.4(e)(ii) (excluding prepayments resulting from casualty losses or condemnations) or Section 2.4(e)(iv), Borrower shall pay (or cause to be paid) the relevant Prepayment Premium applicable to the principal amount repaid.

Each such repayment (net of any Prepayment Premium) shall be applied in the manner set forth in Section 2.4(b). Each such prepayment of the Term Loan shall be applied ratably against the remaining installments of principal of the Term Loan (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(e) Section 7(a) of the Credit Agreement shall be restated in its entirety as follows:

Interest Coverage Ratio. Have an Interest Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
2.10:1.00	For the Test Period ending on February 28, 2014
2.10:1.00	For the Test Period ending on May 31, 2014
2.10:1.00	For the Test Period ending on August 31, 2014
2.10:1.00	For the Test Period ending on November 30, 2014
2.20:1.00	For the Test Period ending on February 28, 2015
2.20:1.00	For the Test Period ending on May 31, 2015
2.20:1.00	For the Test Period ending on August 31, 2015
2.30:1.00	For the Test Period ending on November 30, 2015
2.30:1.00	For the Test Period ending on February 29, 2016
2.30:1.00	For the Test Period ending on May 31, 2016
2.30:1.00	For the Test Period ending on August 31, 2016
2.75:1.00	For the Test Period ending on November 30, 2016
2.75:1.00	For the Test Period ending on February 28, 2017
3.00:1.00	For the Test Period ending on May 31, 2017
3.25:1.00	For the Test Period ending on August 31, 2017
3.25:1.00	For the Test Period ending on November 30, 2017
3.25:1.00	For the Test Period ending on February 28, 2018

(f) Section 7(c) of the Credit Agreement restated in its entirety as follows:

Leverage Ratio. Have a Leverage Ratio, measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Test Period Ending
5.75:1.00	February 28, 2014
5.50:1.00	May 31, 2014
5.50:1.00	August 31, 2014
5.50:1.00	November 30, 2014
5.25:1.00	February 28, 2015
5.25:1.00	May 31, 2015
5.25:1.00	August 31, 2015
5.25:1.00	November 30, 2015
5.00:1.00	February 29, 2016
5.00:1.00	May 31, 2016
5.00:1.00	August 31, 2016
5.00:1.00	November 30, 2016
4.75:1.00	February 28, 2017
4.75:1.00	May 31, 2017
4.50:1.00	August 31, 2017
4.50:1.00	November 30, 2017
4.25:1.00	February 28, 2018

(g) Clause (u) of the definition of “Permitted Indebtedness” is hereby deleted in its entirety and replaced with “Indebtedness of the Borrower or any of its Subsidiaries as an account party in respect of letters of credit in an aggregate principal amount not to exceed $500,000 at any time”.

(h) Clause (s) of the definition of “Permitted Liens” is hereby deleted in its entirety and replaced with “Liens in the form of cash collateral securing Indebtedness permitted under clause (u) of the definition of “Permitted Indebtedness”.

3. Waivers. Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below, the parties hereto agree as follows:

(a) Notwithstanding Section 6.6, on the Amendment No. 2 Effective Date, the Borrower may prepay the Revolving Credit Agreement in full.

(b) Notwithstanding Section 6.7, on the Amendment No. 2 Effective Date, the Borrower may redeem the Series A Mandatorily Redeemable Preferred Stock in full.

4. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a) The Agent shall have received counterparts of this Amendment duly executed by the Borrower, each of the Lenders, each of the Incremental Lenders and the Agent.

(b) The Agent shall have received counterparts of the Consent and Reaffirmation substantially in the form attached as Exhibit A hereto duly executed by each Loan Party.

(c) The Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented prior to the Amendment No. 2 Effective Date, certified by the Secretary or other authorized officer of such Loan Party; provided, however, that such certificate may certify that the Governing Documents of such Loan Party have not changed since delivered to the Agent on the Closing Date or Amendment No. 1 Effective Date, as applicable.

(d) The Agent shall have received a solvency certificate from the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Agent, certifying to solvency as required pursuant to the Credit Agreement, as amended by this Amendment.

(e) The Agent shall have received a letter, in form and substance satisfactory to the Agent, from the Revolving Agent respecting the amount necessary to repay in full all of the obligations of the Loan Parties owing under the Revolving Credit Agreement and obtain a release of all of the Liens existing in favor of the Revolving Agent in and to the assets of the Loan Parties, together with termination statements and other documentation evidencing the termination by the Revolving Agent of its Liens in and to the properties and assets of the Loan Parties.

(f) The Agent shall have received an opinion of the Loan Parties’ counsel in form and substance satisfactory to the Agent in each of the following jurisdictions: Delaware; New York; Pennsylvania; and Canada.

(g) To the extent applicable, the Agent shall have received a certificate of status with respect to the Borrower, dated within thirty (30) days of the Amendment No. 2 Effective Date, such certificate shall (i) be issued by the appropriate officer of the Borrower’s jurisdiction of organization, and (ii) indicate that the Borrower is in good standing in such jurisdiction.

(h) The Loan Parties shall have paid all Lender Group Expenses outstanding and/or incurred in connection with the transactions evidenced by this Amendment and requested by Agent to be paid.

(i) The representations and warranties of the Loan Parties contained in the Agreement or in each of the other Loan Document are true and correct as of the Amendment No. 2 Effective Date.

(j) No default or event of default under the Loan Documents shall have occurred or shall result from the making of Incremental Term Loan by the Incremental Lenders.

5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Loan Parties set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

6. Use of Proceeds. The Borrower hereby covenants to use the proceeds of the Incremental Term Loan to (a) repay the Revolving Credit Agreement and (b) redeem the Series A Mandatorily Redeemable Preferred Stock in full. For the avoidance of doubt, following such payments, the Borrower shall not be permitted to incur any Indebtedness on reliance on either (x) the Revolving Credit Agreement or (y) the Series A Mandatorily Redeemable Preferred Stock.

7. Post-Closing Obligations.

(a) Within sixty (60) days of the Amendment No. 2 Date (or such longer period as the Agent may approve in its sole discretion), the Loan Parties shall deliver or cause to be delivered the following with respect to each property that constitutes Real Property Collateral (each a “Mortgaged Property”), in each case in form and substance reasonably acceptable to the Agent:

(i) fully executed and notarized amendment to each Mortgage (the “Mortgage Amendments”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Mortgaged Property;

(ii) an opinion of counsel (which counsel shall be satisfactory to the Agent) in each state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgage Amendments to be recorded in such state and such other matters as the Agent may request; and

(iii) (A) an endorsement to Agent’s existing Title Policy or, if required by the relevant title company, a new Title Policy with respect to each Mortgaged Property, in each case, in amounts not less than the fair market value of each Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein and insuring that the Agent continues to have a first-priority mortgage lien on each Mortgaged Property and, in the case of any new Title Policy, together with such endorsements as the Agent shall require, and (B) evidence satisfactory to Agent that such Loan Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of such endorsement to each Title Policy (or new Title Policy, as applicable) and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage Amendments for each Mortgaged Property in the appropriate real estate records.

(b) Within thirty (30) days of the Amendment No. 2 Date (or such longer period as the Agent may approve in its sole discretion), the Loan Parties shall deliver or cause to be delivered an opinion of the Loan Parties’ Maryland counsel in form and substance satisfactory to the Agent.

8. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Credit Agreement, the Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) Each of this Amendment and the Consent and Reaffirmation attached as Exhibit A hereto shall constitute Loan Documents.

9. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

API Technologies Corp., as the Borrower

By:	/s/ Bel Lazar
Name:	Bel Lazar
Title:	CEO and President

Guggenheim Corporate Funding, LLC, individually as the Agent and as an Incremental Lender

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

5180 CLO LP, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Blue Cross and Blue Shield of Florida, Inc., as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Security Benefit Life Insurance Company, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim Life and Annuity Company, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Indiana University Health, Inc., as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Mercer Field CLO LP, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Collateral Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim Private Debt Fund Note Issuer, LLC, as a Lender and an Incremental Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

NZC Guggenheim Master Fund Limited, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

NZC Guggenheim Fund LLC, as an Incremental Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Stitching PPGM Depository

Acting in its capacity as depository of PGGM High Yield Fund, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

High-Yield Loan Plus Master Segregated Portfolio

Guggenheim High-Yield Plus Master Fund SPC, On behalf of and for the account of the High-Yield Loan Plus Master Segregated Portfolio, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

CLC Leveraged Loan Trust
By: Challenger Life Nominees PTY Limited as Trustee, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Renaissance Reinsurance Ltd., as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Western Regional Insurance Company, Inc., as a Lender and an Incremental Lender
By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Michael Damaso

Name:	Michael Damaso
Title:	Senior Managing Director

DaVinci Reinsurance Ltd., as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

EquiTrust Life Insurance Company, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Wake Forest University, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

The Wilshire Institutional Master Fund SPC – Guggenheim Alpha Segregated Port, as a Lender

By:	Guggenheim Partners Investment Management, LLC

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim Private Debt Master Fund, LLC, as a Lender

By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim U.S. Loan Fund

Guggenheim U.S. Loan Fund, a sub fund of Guggenheim Qualifying Investor Fund Plc

By: For and on behalf of BNY Mellon Trust Company (Ireland) Limited under Power of Attorney, as a Lender

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim U.S. Loan Fund II

Guggenheim U.S. Loan Fund II, a sub fund of Guggenheim Qualifying Investor Fund Plc

By: For and on behalf of BNY Mellon Trust Company (Ireland) Limited under Power of Attorney, as a Lender

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim U.S. Loan Fund III

Guggenheim U.S. Loan Fund III, a sub fund of Guggenheim Qualifying Investor Fund Plc

By: For and on behalf of BNY Mellon Trust Company (Ireland) Limited under Power of Attorney, as a Lender

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Guggenheim U.S. Loan and Bond Fund IV

Guggenheim U.S. Loan and Bond Fund IV, a sub fund of Guggenheim Qualifying Investor Fund Plc

By: For and on behalf of BNY Mellon Trust Company (Ireland) Limited under Power of Attorney, as a Lender

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Tennenbaum Opportunities Fund VI, LLC
Tennenbaum Opportunities Partners V, LP, each as a Lender

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Partner

Special Value Continuation Partners, LP

Tennenbaum Senior Loan SPV, LLC

Tennenbaum Senior Loan Fund II, LP

Tennenbaum Senior Loan SPV III, LLC

Tennenbaum Senior Loan SPV IV-A, LLC

Tennenbaum Senior Loan Fund IV-B, LP, each as an Incremental Lender

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Partner

AIC Company Limited, as a Lender

By:	/s/ Rob Stobo
Name:	Rob Stobo
Title:	Manager

Wells Fargo Bank, National Association, as an Incremental Lender

By:	/s/ Katherine L. Stewart
Name:	Katherine L. Stewart
Title:	Authorized Signatory